SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the Company’s Current Report on Form 8-K dated July 14, 2008 and the description contained therein of a Master Restructuring Agreement, dated as of July 10, 2008 (the “MRA”), entered into among the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation (“Aduromed”, and together with the Company, the “Companies”), Pequot Capital Management, Inc. (“Pequot”), on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008 (the “Bridge Loan Holders”), and Mr. Joseph Esposito, corporate and business development advisor to the Company (“Esposito”).

As of August 4, 2008 (the “Effective Time”), the parties to the MRA consummated the transactions contemplated by the MRA. In addition to the $600,000 invested into the Companies as of July 11 and July 25, 2008, at the Effective Time parties to the MRA invested an additional $3,205,000 into the Companies. The Company has left open new investment in connection with the MRA for an additional 30 days from the Effective Time, and as of this filing the Company has received an additional $600,000 investment on August 7, 2008, an additional $250,000 investment on August 12, 2008 and an additional $210,000 investment on August 22, 2008. The total shares of common stock and common stock purchase warrants issued to date in connection with this financing are set forth below. The Companies will use these funds for normal working purposes and to help implement the Companies’ new business plan approved by the Board of Directors at its December 2007 meeting.

Item 3.02. Unregistered Sale of Equity Securities.

Pursuant to the terms of the MRA, $350,000 of new money was invested into the Company as of July 11, 2008, $250,000 of new money was invested into the Company as of July 25, 2008, $3,205,000 of new money was invested into the Company as of August 4, 2008, $600,000 of new money was invested into the Company as of August 7, 2008, $250,000 of new money was invested into the Company as of August 12, 2008 and $210,000 of new money was invested into the Company as of August 12, 2008. The total net proceeds to date after placement fees are $4,789,000. These investors received a total of 341,668,050 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 234,497,455 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years. Existing securities holders of the Company including the Pequot Funds, Sherleigh and the Bridge Loan Holders converted their securities into 179,053,415 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 124,060,769 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years.

The offer and sale of these securities was claimed exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the transactions, including the representations and warranties made by the investors and the fact that restrictive legends were placed on the notes and the warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By:	/s/ Kevin T. Dunphy
Kevin T. Dunphy
Treasurer and CFO
Dated: August 28, 2008